                                                                    EXHIBIT 10.7



                                 LEASE AGREEMENT

                                 by and between



                                WINDOUGH (DE) LP,

                         a Delaware Limited Partnership



                                   as LANDLORD



                                       and



                             ATRIUM COMPANIES, INC.,

                             a Delaware corporation,



                                    as TENANT



                        Premises:     Wylie, Texas
                                      Lexington, North Carolina
                                      Murrysville, Pennsylvania




                         Dated as of: November 29, 2001

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----

Parties..................................................................................................1
1.  Demise of Premises...................................................................................1
2.  Certain Definitions..................................................................................1
3.  Title and Condition..................................................................................7
4.  Use of Leased Premises; Quiet Enjoyment..............................................................9
5.  Term.................................................................................................9
6.  Basic Rent..........................................................................................10
7.  Additional Rent.....................................................................................10
8.  Net Lease; Non-Terminability........................................................................11
9.  Payment of Impositions..............................................................................12
10.  Compliance with Laws and Easement Agreements; Environmental Matters................................13
11.  Liens; Recording...................................................................................14
12.  Maintenance and Repair.............................................................................14
13.  Alterations and Improvements.......................................................................15
14.  Permitted Contests.................................................................................16
15.  Indemnification....................................................................................16
16.  Insurance..........................................................................................17
17.  Casualty and Condemnation..........................................................................20
18.  Termination Events.................................................................................21
19.  Restoration........................................................................................22
20.  Procedures Upon Purchase...........................................................................24
21.  Assignment and Subletting..........................................................................25
22.  Events of Default..................................................................................27
23.  Remedies and Damages Upon Default..................................................................29
24.  Notices............................................................................................31
25.  Estoppel Certificate...............................................................................32
26.  Surrender..........................................................................................32
27.  No Merger of Title.................................................................................32
28.  Books and Records..................................................................................33
29.  Determination of Value.............................................................................34
30.  Non-Recourse.......................................................................................35
31.  Financing..........................................................................................36
32.  Subordination, Non-Disturbance and Attornment......................................................36
33.  Tax Treatment; Reporting...........................................................................36
34.  Financial Covenants................................................................................36
35.  Option to Purchase.................................................................................37
36.  Security Deposit...................................................................................38
37. Substitution and Exchange of Related Premises.......................................................39
38.  Miscellaneous......................................................................................40

EXHIBITS

         Exhibit "A"  - Premises
         Exhibit "B"  - Machinery and Equipment
         Exhibit "C" - Schedule of Permitted Encumbrances Exhibit "D" - Rent Schedule
         Exhibit "E"  - Guarantors
         Exhibit "F"  - Acquisition Costs
         Exhibit "G" - Percentage Allocation of Basic Rent Exhibit "H" - Tenant's Post-Closing Repair and
                        Environmental Remediation Obligations

                  LEASE AGREEMENT, made as of this 29th day of November, 2001, between WINDOUGH (DE) LP, a Delaware Limited Partnership ("Landlord"), with an address c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and ATRIUM COMPANIES, INC., a Delaware corporation ("Tenant"), with an address at 1341 West Mockingbird Lane, Suite 1200 West, Dallas, Texas 75247.

                  In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

                  1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as, the "Leased Premises" and individually as the "Wylie Premises", "Lexington Premises" and "Murrysville Premises" each of which premises is more particularly described in the applicable description on Exhibit "A" attached hereto and made a part hereof and shall include the portions of items (a), (b) and (c) of this Paragraph 1 located thereon or therein and appertaining thereto): (a) the premises described in Exhibit "A" hereto, together with the Appurtenances (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

                  2. Certain Definitions.

                           "Acquisition Cost" of each of the Related Premises
shall mean the amount set forth opposite such premises on Exhibit "F" hereto.

                           "Additional Rent" shall mean Additional Rent as
defined in Paragraph 7.

                           "Adjoining Property" shall mean all sidewalks,
driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

                           "Affected Premises" shall mean the Affected Premises
as defined in Paragraph 18.

                           "Alterations" shall mean all changes, additions,
improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                           "Appurtenances" shall mean all tenements,
hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and
(b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                           "Assignment" shall mean any assignment of rents and
leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                           "Basic Rent" shall mean Basic Rent as defined in
Paragraph 6.

                           "Basic Rent Payment Dates" shall mean the Basic Rent
Payment Dates as defined in Paragraph 6 and Exhibit "D".

                           "Casualty" shall mean any injury to or death of any
person or any loss of or damage (i) to any portion of or arising from any Related Premises or (ii) arising from any Adjoining Property.

                           "Commencement Date" shall mean November 29, 2001.

                           "Condemnation" shall mean a Taking and/or a
Requisition.

                           "Condemnation Notice" shall mean notice or knowledge
of the institution of or intention to institute any proceeding for Condemnation.

                           "Consolidated Net Worth" shall mean, at any date, the
net worth of Tenant and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                           "Costs" of a Person or associated with a specified
transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, reasonable attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

                           "Covenants" shall mean the covenants set forth in
Paragraph 34.

                           "CPI" shall mean CPI as defined in Exhibit "D"
hereto.

                           "Default Rate" shall mean the Default Rate as defined
in Paragraph 7(a)(iv).

                           "Default Termination Amount" shall mean the Default
Termination Amount as defined in Paragraph 23(a)(iii).

                           "Easement Agreement" shall mean any conditions,
covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter be approved in writing by Tenant.

                           "Environmental Law" shall mean (i) whenever enacted
or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal

Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                           "Environmental Violation" shall mean (a) any direct
or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within any Related Premises, or from any Related Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within any Related Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of any Related Premises, or which could result in a creation of a lien on any Related Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

                           "Equipment" shall mean the Equipment as defined in
Paragraph 1.

                           "Event of Default" shall mean an Event of Default as
defined in Paragraph 22(a).

                           "Fair Market Value" of either the Leased Premises or
any Related Premises, as the case may be and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                           "Fair Market Value Date" shall mean the date when the
Fair Market Value is determined
in accordance with Paragraph 29.

                           "Federal Funds" shall mean federal or other
immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                           "First Option" shall mean First Option as defined in
Paragraph 35.

                           "GAAP" shall mean generally accepted accounting
principles as in effect from time to time in the United States of America, applied on a consistent basis.

                           "Guarantors" shall mean, jointly and severally, those
Persons listed on Exhibit "E".

                           "Guaranty" shall mean the Guaranty and Suretyship
Agreement dated as of the date hereof from Guarantors to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under this Lease.

                           "Hazardous Substance" means (i) any substance,
material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance regulated under any Environmental Law or which may form the basis for any Environmental Violation, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

                           "Impositions" shall mean the Impositions as defined
in Paragraph 9(a).

                           "Improvements" shall mean the Improvements as defined
in Paragraph 1.

                           "Indemnitee" shall mean an Indemnitee as defined in
Paragraph 15.

                           "Insurance Requirements" shall mean the requirements
of all insurance policies required to be maintained in accordance with this Lease.

                           "Land" shall mean the Land as defined in Paragraph 1.

                           "Law" shall mean any constitution, statute, rule of
law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                           "Lease" shall mean this Lease Agreement.

                           "Lease Year" shall mean, with respect to the first
Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                           "Leased Premises" shall mean the Leased Premises as
defined in Paragraph 1.

                           "Legal Requirements" shall mean the requirements of
all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or Related Premises or requires Tenant to carry insurance other than as required by this Lease.

                           "Lender" shall mean any person or entity (and its
respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

                           "Loan" shall mean any loan made by one or more
Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                           "Major Alteration Cost" shall mean $500,000,
increased annually as of the first day of each second Lease Year by an amount determined by multiplying the Major Alteration Cost then in effect by the percentage increase in the CPI over such two year period capped at 5% and adding the product of such multiplication to the Major Alteration Cost then in effect.

                           "Monetary Obligations" shall mean Rent and all other
sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee or as otherwise required under this Lease.

                           "Mortgage" shall mean any mortgage or deed of trust
from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                           "Net Award" shall mean (a) the entire award payable
to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender),
(iv), (v) (to the extent payable to Landlord or Lender) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

                           "Note" shall mean any promissory note evidencing
Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                           "Option Exercise Notice" shall mean Option Exercise
Notice as defined in Paragraph 35.

                           "Partial Casualty" shall mean any Casualty which does
not constitute a Termination Event.

                           "Partial Condemnation" shall mean any Condemnation
which does not constitute a Termination Event.

                           "Permitted Encumbrances" shall mean those covenants,
restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                           "Person" shall mean an individual, partnership,
association, corporation or other entity.

                           "Prepayment Premium" shall mean any payment required
to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may without limitation take the form of (i) a "make whole" or yield maintenance clause requiring a prepayment premium or (ii) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (a) the total amount required to defease a Loan pursuant to a related Note and (b) the outstanding principal balance of the Loan as of the date of such defeasance, plus reasonable Costs of Landlord and Lender.

                           "Present Value" of any amount shall mean such amount
discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) seven percent (7%) per annum.

                           "Prime Rate" shall mean the annual interest rate as
published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                           "Purchase Price" shall mean (a) with respect to the
First Option the greater of (i) the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Purchase Price or (ii) Fair Market Value, and (b) with respect to the Second Option, the greater of (i) the Acquisition Cost or (ii) Fair Market Value.

                           "Relevant Amount" shall mean the Termination Amount,
the Default Termination Amount or the Purchase Price, as the case may be.

                           "Relevant Date" shall mean (a) the date immediately
prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii), or (e) the date on which Landlord receives an Option Exercise Notice .

                           "Related Premises" shall mean any of the Wylie
Premises, Welcome Premises and Murraysville Premises.

                           "Remaining Premises" shall mean the Related Premises
which are not Affected Premises under Paragraph 18.

                           "Renewal Term" shall mean Renewal Term as defined in
Paragraph 5.

                           "Rent" shall mean, collectively, Basic Rent and
Additional Rent.

                           "Requisition" shall mean any temporary requisition or
confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                           "S&P" shall mean Standard & Poor's Corporation.

                           "Second Option" shall mean Second Option as defined
in Paragraph 35.

                           "Security Deposit" shall mean Security Deposit as
defined in Paragraph 36.

                           "Site Assessment" shall mean a Site Assessment as
defined in Paragraph 10(c).

                           "State" shall mean the state in which the relevant
Related Premises is located.

                           "Sublet Security Deposit" shall mean Sublet Security
Deposit as defined in Paragraph 21(b).

                           "Subsidiary(ies)" of any Person means a corporation a
majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.

                           "Surviving Obligations" shall mean any obligations of
Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                           "Taking" shall mean (a) any taking or damaging of all
or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the applicable Related Premises.

                           "Term" shall mean the Term as defined in Paragraph 5.

                           "Termination Amount" shall mean with respect to each
Related Premises the greater of (a) the sum of the Fair Market Value and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Termination Amount or (b) the sum of the Acquisition Cost of such Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with the proceeds of the Termination Amount.

                           "Termination Date" shall mean Termination Date as
defined in Paragraph 18.

                           "Termination Event" shall mean a Termination Event as
defined in Paragraph 18.

                           "Termination Notice" shall mean Termination Notice as
defined in Paragraph 18(a).

                           "Voting Stock" means shares of stock in a corporation
or other ownership interests in a Person having ordinary voting power to elect the board of directors or other managers of such corporation or Person.

                  3. Title and Condition.

                           (a) The Leased Premises are demised and let subject
to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal

Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                           (b) TENANT ACKNOWLEDGES THAT THE Leased premises ARE
in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS ON THE DATE HEREOF. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE,
(ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                           (c) Except as provided in Paragraph 35 hereof with
respect to an option to purchase the Leased Premises, Tenant acknowledges that
(i) Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein.

                           (d) Landlord and Tenant agree that it is their mutual
intent to create, and that this Lease constitutes, a master lease with respect to each and every parcel of Land, Improvements and Equipment included in any and all of the Leased Premises (wherever located), that this Lease is not intended and shall not be construed to be separate leases and that all the terms and conditions hereof shall govern the rights and obligations of Landlord and Tenant with respect thereto. Any Event of Default hereunder in connection with any Related Premises shall be deemed to be an Event of Default with respect to the entire Leased Premises (wherever located).

                           (e) Landlord hereby assigns to Tenant, without
recourse or warranty whatsoever, in conjunction with Landlord, the right to enforce all assignable warranties, guaranties, indemnities, causes of action and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires any Related Premises, in which instance such assignment shall become permanent and irrevocable with respect to such Related Premises), whereupon such assignment shall cease and all of Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any guaranties upon the occurrence of an Event of Default. Tenant shall use commercially reasonable efforts to enforce the Warranties in accordance with their respective terms.

                  4. Use of Leased Premises; Quiet Enjoyment.

                           (a) Tenant may occupy and use the Leased Premises for
office and manufacturing facilities and for no other purpose without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) violate any Law, Environmental Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it impossible to obtain any such insurance, (iii) make void or voidable, cancel or cause to be cancelled or release any warranty, guaranty or indemnity, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or physical waste.

                           (b) Subject to the provisions hereof, so long as no
Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

                  5. Term.

                           (a) Subject to the provisions hereof, Tenant shall
have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on November 29, 2001 (the "Commencement Date") and which ends on November 30, 2021 (the "Expiration Date"). If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

                           (b) Provided that if, on or prior to the Expiration
Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th) anniversary of the Expiration Date (each of the Expiration Date and such anniversary being referred to herein as a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of five (5) years (each such extension, a "Renewal Term"), unless Tenant shall notify Landlord in writing in recordable form at least fifteen (15) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any further Renewal Terms).

                           (c) If Tenant exercises its option not to extend or
further extend the Term, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

                  6. Basic Rent. Tenant has paid monthly installments of Basic Rent for the Wylie Premises through November 30, 2001. Commencing on December 25, 2001, Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term payable in equal monthly installments, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), such installments to continue on the twenty-fifth (25th) day of each month thereafter during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made to Landlord by check or by wire transfer on the applicable Basic Rent Payment Date at its address set forth above or to such other address as Landlord may direct by not less than fifteen (15) days prior written notice to Tenant. Pro rata Basic Rent for the period from the date hereof through the twenty-fourth day of December, 2001 shall be paid on the date hereof with respect to the Lexington Premises and the Murraysville Premises, pro rata Basic Rent from December 1, 2001 through the twenty-fourth day of December, 2001 shall be paid on the date hereof with respect to the Wylie Premises, and pro rate Basic Rent for the period from the twenty-fifth day of the last month of the Term through the last day of the last month of the Term shall be paid with the final monthly installment of Basic Rent.

                  7. Additional Rent.

                           (a) Tenant shall pay and discharge, as additional
rent (collectively, "Additional Rent"):

                                    (i) except as otherwise specifically
provided herein, all costs and expenses of Tenant and Landlord which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, (J) the reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord at the request of Tenant or Tenant's failure to act promptly in an emergency situation, and (K) any other items specifically required to be paid by Tenant under this Lease;

                                    (ii) after the date all or any portion of
any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount equal to four percent (4%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days' following the due date thereof;

                                    (iii) a sum equal to any additional sums
(including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of an Event of Default and which are in excess of the late charge and interest at the Default Rate that is payable by Tenant to Landlord under Paragraphs 7(a)(ii) and 7(a)(iv) by reason of such late payment or non-payment or Event of Default; and

                                    (iv) interest at the rate (the "Default
Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the expiration of any applicable notice and cure period, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from five (5) days after the date on which Tenant receives notice of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

                           (b) Tenant shall pay and discharge (i) any Additional
Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within five (5) days after Landlord's demand for payment thereof.

                           (c) In no event shall amounts payable under Paragraph
7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

                  8. Net Lease; Non-Terminability.

                           (a) This is a net lease and all Monetary Obligations
shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

                           (b) Except as otherwise expressly provided herein,
this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following:
(i) any damage to or theft, loss or destruction of any of the Leased Premises,
(ii) any Condemnation, (iii) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (iv) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (v) any latent or other defect in any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, (vii) any violation of any provision of this Lease by Landlord, except for dispossession, eviction or ejection of Tenant in violation of this Lease, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (ix) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, except for dispossession, eviction or ejection of Tenant in violation of this Lease, (xi) any interference with Tenant's use of the Leased Premises, (xii) market or economic changes or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

                           (c) The obligations of Tenant hereunder shall be
separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

                           (d) Except as otherwise expressly provided herein,
Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

                  9. Payment of Impositions.

                           (a) Tenant shall, before interest or penalties are
due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

                           (b) Following the occurrence of an Event of Default ,
or if Landlord is required by a Lender to pay into escrow funds necessary to pay Escrow Charges, Tenant shall pay to Landlord such amounts (each an "Escrow Payment") monthly or as required by such Lender (but not more often than monthly) so that there shall be in a escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, deferred maintenance or repair required by any Lender. Landlord shall reasonably determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amount shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

                  10. Compliance with Laws and Easement Agreements; Environmental Matters.

                           (a) Tenant shall, at its expense, comply with and
conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental
Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial. Any and all reports prepared with respect to the Leased Premises shall be provided to Landlord and Lender upon finalization of such report, and no other Person shall have the right to rely on any such reports.

                           (b) Tenant, at its sole cost and expense, will at all
times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

                           (c) Upon prior written notice from Landlord, Tenant
shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises (i) for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation (ii) in connection with any sale, financing or refinancing of the Leased Premises, (iii) within the six month period prior to the expiration of the Term, (iv) if required by Lender or the terms of any credit facility to which Landlord is bound, (v) if an Event of Default exists, or (vi) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be available and as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make reasonably available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The Site Reviewers shall conduct themselves in such a manner as to not reasonably interfere with the operation of Tenant's business and shall give written notice of the proposed site investigation and date of entry at least three (3) days prior to such requested date. If a Site Assessment is conducted because Landlord or Lender has reasonable cause to believe that an Environmental Violation exists or if any Event of Default exists, the cost of performance and reporting any such Site Assessments shall be paid by Tenant. The cost of all other Site Assessments shall be paid for by Landlord.

                           (d) If an Environmental Violation occurs or is found
to exist and, in Landlord's reasonable judgment (based upon the estimate of Landlord's qualified environmental consultant), the cost of remediation of, or other response action with respect to, the same is likely to exceed $100,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                           (e) Notwithstanding any other provision of this
Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

                           (f) If Tenant fails to correct any Environmental
Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

                           (g) Tenant shall notify Landlord immediately after
becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                           (h) All future leases, subleases or concession
agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying any Related Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

                  11. Liens; Recording.

                           (a) Tenant shall not, directly or indirectly, create
or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord or any Easement Agreement approved in writing by Landlord and Lender, such approval not to be unreasonably withheld. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                           (b) Tenant shall execute, deliver and record, file or
register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

                  12. Maintenance and Repair.

                           (a) Tenant shall at all times maintain each Related
Premises and the Adjoining Property in as good repair and appearance as they are on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the Final Completion Date or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of each Related Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain each Related Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                           (b) If any Improvement, now or hereafter constructed,
shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

                  13. Alterations and Improvements.

                           (a) Tenant shall have the right, without having
obtained the prior written consent of Landlord and Lender and provided that no Event of Default then exists, (i) to make Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of the Major Alteration Cost with respect to any Related Premises and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of the Major Alteration Cost, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, series of related Alterations, Equipment or accessions thereto is in excess of the Major Alteration Cost with respect to any Related Premises, the prior written approval of Landlord and Lender shall be required, such approval not to be unreasonably withheld or delayed. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender.

                           (b) If Tenant makes any Alterations pursuant to this
Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements,
(iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge, remove or bond all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of any Related Premises.

                           (c) Tenant shall cause the repairs and the
environmental remediation described in Exhibit "H" to be promptly commenced and to be completed by the expiration of the time periods provided therein.

                  14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13, (c) comply with any Legal Requirement or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay
(i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation,
(iii) any interference with the use or occupancy of any of the Leased Premises,
(iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord or other entity reasonably approved by Landlord (provided, however, that a court of competent jurisdiction shall be deemed reasonable), Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

                  15. Indemnification.

                           (a) Tenant shall pay, protect, indemnify, defend,
save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from any of the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. Tenant shall not be responsible for Costs arising from an Environmental Violation to the extent that such Environmental Violation was directly caused by the intentional acts of Landlord or Landlord's agents (other than Tenant and Tenant's agents).

                           (b) In case any action or proceeding is brought
against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the reasonable cost of such counsel shall be paid by Tenant.

                           (c) The obligations of Tenant under this Paragraph 15
with respect to any matter that existed or occurred prior to the expiration, termination or rejection in bankruptcy of this Lease shall survive any termination, expiration or rejection in bankruptcy of this Lease.

THE INDEMNITY SET FORTH IN THIS SECTION 15 SHALL NOT BE IMPAIRED OR AFFECTED BY NEGLIGENCE ON THE PART OF LANDLORD OR ANYONE ACTING ON BEHALF OF LANDLORD.

                  16. Insurance.

                           (a) Tenant shall maintain the following insurance on
or in connection with the Leased Premises:

                                    (i) Insurance against physical loss or
damage to the Improvements and Equipment as provided under a standard "All Risk" property policy or a "Special Form of Risk" property policy including but not limited to flood (to the extent that a Related Premises is in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the Improvements and Equipment. Such policies shall contain a Replacement Cost endorsement and shall contain deductibles not more than $100,000 per occurrence.

                                    (ii) Commercial General Liability Insurance
(including but not limited to Incidental Medical Malpractice and Host Liquor Liability) and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

                                    (iii) Workers' compensation insurance
covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

                                    (iv) Comprehensive Boiler and Machinery
Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property. Either such Boiler and Machinery policy or the All Risk policy or Special Form of Risk policy required in (i) above, shall include at least $1,000,000 per incidence for Off-Premises Service Interruption, $1,000,000 for Expediting Expenses and Ammonia Contamination, and $500,000 for Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $50,000.

                                    (v) Business Interruption and Extra Expense
Insurance at limits to cover 100% of losses and/or expenses incurred over the period of indemnity not less than eighteen (18) months from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of the Landlord under this Lease.

                                    (vi) During any period in which substantial
Alterations at any Related Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                                    (vii) Environmental insurance if requested
by Landlord and such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

                           (b) The insurance required by Paragraph 16(a) shall
be written by companies which have an investment grade rating of "A" or better or a comparable claims paying ability assigned by S&P or equivalent rating agency approved by Landlord and Lender and which are admitted in, and approved to write insurance policies by, the State Insurance Department for the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as Owner and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as additional insured and Lender and

Landlord as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

                           (c) Each insurance policy referred to in clauses (i),
(iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

                           (d) Tenant shall pay as they become due all premiums
for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance or, if required by Lender, original or certified policies.

                           (e) Anything in this Paragraph 16 to the contrary
notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values upon Landlord's request, but not more often than once each Lease Year, and amended as necessary based on Replacement Cost Valuations. The original or a certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

                           (f) Tenant shall promptly comply with and conform to
(i) all provisions of each insurance policy required by this Paragraph 16 and
(ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

                           (g) Tenant shall not carry separate insurance
concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies thereof.

                           (h) All policies shall contain effective waivers by
the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

                           (i) All proceeds of any insurance required under
Paragraph 16(a) shall be payable as follows:

                                    (i) Proceeds payable under clauses (ii),
(iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

                                    (ii) Proceeds of insurance required under
clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause
(vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

                                    (iii) Proceeds of insurance required under
clause (v) of Paragraph 16(a) and attributable to Rent shall be payable to Landlord or Lender, and any amounts so received shall be applied against Rent as the same shall become due and owing.

                  17. Casualty and Condemnation.

                           (a) If any Casualty occurs to any Related Premises,
Tenant shall give Landlord and Lender notice thereof as soon as practicable. So long as no Event of Default exists Tenant is hereby authorized to adjust and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord and Lender shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, which shall not be unreasonably withheld, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust or compromise any such claim or to participate with Landlord in any adjustment and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the reasonable request of Landlord, all such proofs of loss, receipts, vouchers and releases. Except as otherwise specifically provided in Paragraph 16(i), each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

                           (b) Tenant, immediately upon receiving a Condemnation
Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized to settle and compromise the amount of any Net Award and Landlord and Lender shall have the right to join with Tenant herein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender, which shall not be unreasonably withheld. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

                           (c) If any Partial Casualty (whether or not insured
against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 17(d). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including the Major Alteration Cost shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of the Major Alteration Cost shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

                           (d) In the event of a Requisition of any of the
Leased Premises, if any Net Award payable by reason of such Requisition is (i) retained by Landlord, each installment of Basic Rent payable on or after the date on which the Net Award is paid to Landlord shall be reduced by a fraction, the denominator of which shall be the total amount of all Basic Rent due from such date to and including the last Basic Rent Payment Date for the then existing Term and the numerator of which shall be the amount of such Net Award retained by Landlord, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount and for the same period as payments are reduced under the Note until such Net Award has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant shall be retained by Landlord.

                  18. Termination Events.

                           (a) If (i) all of any Related Premises shall be taken
by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Related Premises (any one or all of the Related Premises described in the above clause
(i) or (ii) being hereinafter referred to as the "Affected Premises" and each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice of the Tenant's election to terminate this Lease as to the Affected Premises (a "Termination Notice") in the form described in Paragraph 18(b).

                           (b) A Termination Notice shall contain (i) notice of
Tenant's intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value.

                           (c) If Landlord shall reject such offer of Tenant to
pay the Termination Amount pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate as to the Affected Premises on the Termination Date and, in such event the Termination Amount shall not be payable; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate with respect to the Affected Premises as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate with respect to the Affected Premises shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

                           (d) Unless Tenant shall have received a Rejection not
later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted the offer of Tenant to pay the Termination Amount. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant or its designee the Affected Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant Landlord's entire interest in and to the Net Award, all in accordance with Paragraph 20.

                           (e) In the event of the termination of this Lease as
to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit "G" for the Remaining Premises.

                  19. Restoration.

                           (a) Landlord (or Lender if required by any Mortgage)
shall hold Net Award in excess of the Major Alteration Cost in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                                    (i) prior to commencement of restoration,
(A) the architects, contracts, contractors, plans and specifications for the restoration shall have been reasonably approved by Landlord, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds (or other security reasonably satisfactory to Landlord and Lender) which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                                    (ii) at the time of any disbursement, no
Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged or unbonded;

                                    (iii) disbursements shall be made from time
to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens,
(C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                                    (iv) each request for disbursement shall be
accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                                    (v) Landlord may retain ten percent (10%) of
the Restoration Fund until the restoration is fully completed;

                                    (vi) if the Restoration Fund is held by
Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate reasonably agreed to by Landlord and Tenant; and

                                    (vii) such other reasonable and customary
conditions as Landlord or Lender may impose.

                           (b) Prior to commencement of restoration and at any
time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

                           (c) If any sum remains in the Restoration Fund after
completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

                  20. Procedures Upon Purchase.

                           (a) If the Leased Premises or any of the Related
Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises which have been created by or resulted solely from acts or omissions of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

                           (b) Upon the date fixed for any such purchase of the
Leased Premises or any Related Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate with respect to the applicable Related Premises (but not with respect to the Remaining Premises), except any Surviving Obligations.

                           (c) If the completion of such purchase shall be
delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

                           (d) Any prepaid Monetary Obligations paid to Landlord
shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

                  21. Assignment and Subletting.

                           (a) (i) Except as expressly set forth below in this
Paragraph 21, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise, or sublet any of the Leased Premises at any time to any other Person without the prior written consent of Landlord, which consent may be withheld by Landlord for any reason, and any such purported sublease or assignment shall be null and void.

                               (ii) Tenant shall have the right, upon thirty
(30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("Preapproved Assignment") to assign this Lease by operation of law or otherwise to any Person ("Preapproved Assignee") (A) that is, and at all times during the Term continues to be, a wholly-owned Subsidiary of Tenant or (B) that immediately following such assignment will have a publicly traded unsecured senior debt rating of "Baa2" or better from Moody's Investors Services, Inc. or a rating of "BBB" or better from S&P, and in the event both of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender or (C) that complies with the requirements of Paragraph 34(d) of this Lease.

                               (iii) If Tenant desires to assign this Lease,
whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") who would not be a Preapproved Assignee ("Non-Preapproved Assignment") then Tenant shall, not less than ninety (90) days prior to the date on which it desires to make a Non-Preapproved Assignment submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved
Assignee: (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and (F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth
(30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment. In the event Landlord and Lender have not responded within such thirty (30) day period, the Non-Preapproved Assignment shall be deemed disapproved.

                           (b) Tenant shall have the right with no consent or
approval of Landlord being required or necessary, upon thirty (30) days prior written notice to Landlord and Lender , (i) to enter into one or more subleases that demise, in the aggregate, up to but not in excess of thirty percent (30%) of the gross space in any of the Related Premises, (ii) to sublease any or all of a Related Premises to any Person that is and at all times during the Term continues to be a wholly-owned subsidiary of Tenant and (iii) to enter into one or more subleases that demise in the aggregate more than thirty percent (30%) of the gross space in any Related Premises so long as (A) the Basic Rent and Additional Rent payable under any such sublease is not less than the per square foot Basic Rent and Additional Rent payable under this Lease for such Related Premises and (B) concurrently with the execution of any such sublease a security deposit ("Sublet Security Deposit") in an amount equal to nine (9) months Basic Rent for the Related Premises that is subject to the sublease is delivered to Landlord. In the event that more than one portion of any Related Premises is subject to a sublease and a Sublet Security Deposit is currently being held by Landlord for such Related Premises, no additional Sublet Security Deposit shall be required.

                           (c) If Tenant assigns all its rights and interest
under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease made as permitted by this Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

                           (b) With respect to any Preapproved Assignment or
Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above.

                           (c) Tenant shall, within ten (10) days after the
execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

                           (d) As security for performance of its obligations
under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same; provided that Tenant shall receive a credit against Rent next due and owing for any amounts so collected and retained by Landlord. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                           (e) Landlord hereby acknowledges that Tenant will
mortgage or pledge the leasehold estate and interest of Tenant under this Lease pursuant to that certain Credit Agreement, dated as of October 2, 1998, as amended and restated as of October 25, 2000 by and among Tenant, as borrower, the guarantors from time to time party thereto, Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, as lead arranger and syndication agent, Bank One Texas, N.A., as documentation agent, Fleet National Bank, as administrative agent and the lenders party thereto from time to time (as the same shall be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Notwithstanding anything contained herein to the contrary, Tenant shall have the right to maintain such leasehold mortgage as a lien against Tenant's leasehold interest hereunder (and the lenders from time to time party to the Credit Agreement shall have the right to freely sell or assign their interests in such leasehold mortgage) so long as the administrative agent for the lenders from time to time party to the Credit Agreement is at all times either (i) Fleet National Bank, (ii) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or (iii) a Person that
(a) is, and at all times during the Term continues to be, actively engaged in the lending business as a commercial real estate lender, (b) has a net worth and net income equal to or better than the net worth and net income of Tenant as of the date hereof, and (c) has a publicly traded unsecured senior debt rating of "Baa3" or better from Moody's Investors Services, Inc. or a rating of "BBB-" or better from S&P, and in the event such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender (each of the Persons referred to in clauses (i), (ii) and (iii) above a "Permitted Leasehold Mortgagee"). Any Permitted Leasehold Mortgagee may become the legal owner and holder of

Tenant's leasehold estate by foreclosure of its leasehold mortgage or leasehold deed of trust, as applicable, subject in all events to the provisions of this Lease. Upon the transfer of the leasehold estate to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall post a Sublet Security Deposit which shall remain in effect for the balance of the Term. Landlord, upon serving Tenant any notice of default pursuant to the provisions of Paragraph 22 hereof, shall at the same time serve a copy of such notice upon the Permitted Leasehold Mortgagee in the manner contemplated in Paragraph 24 hereof, provided that Landlord shall have received notice information for such Permitted Leasehold Mortgagee in accordance with Paragraph 24 hereof. Other than pursuant to the Credit Agreement, Tenant shall not have the power to otherwise mortgage, pledge or encumber its interest under this Lease or any sublease of the Leased Premises, and any other such mortgage, pledge or encumbrance made in violation of this Subparagraph 21(e) shall be void.

                           (f) Subject to the provisions of Paragraph 35 hereof,
Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and such Third Party Purchaser agrees in writing to perform Landlord's obligations under this Lease. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

                  22. Events of Default.

                           (a) The occurrence of any one or more of the
following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                                    (i) a failure by Tenant to make any payment
of any Monetary Obligation, regardless of the reason for such failure;

                                    (ii) a failure by Tenant duly to perform and
observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                                    (iii) any representation or warranty made by
Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                                    (iv) a default beyond any applicable cure
period or at maturity by Tenant or any Guarantor in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $5,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause such obligation to become due prior to its stated maturity;

                                    (v) a default by Tenant or any Guarantor
beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease between Landlord or any affiliate or Subsidiary of Landlord or Corporate Property Associates 14 Incorporated that has, in the aggregate, rental obligations over the term thereof of $5,000,000 or more if the landlord under any such lease commences to exercise its remedies thereunder;

                                    (vi) a final, non-appealable judgment or
judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Tenant or any Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

                                    (vii) The breach of any Covenant shall
occur;

                                    (viii) Tenant shall (A) voluntarily be
adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                                    (ix) a court shall enter an order, judgment
or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                                    (x) any Related Premises shall have been
vacated unless required with respect to a Casualty or Alterations or shall have been abandoned;

                                    (xi) Tenant shall be liquidated or dissolved
or shall begin proceedings towards its liquidation or dissolution;

                                    (xii) the estate or interest of Tenant in
any of the Related Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

                                    (xiii) a failure by Tenant to perform or
observe, or a violation or breach of, or a misrepresentation by Tenant under any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

                                    (xiv) a failure by Tenant to maintain in
effect any other license or permit necessary for the use, occupancy or operation of any Related Premises;

                                    (xv) an Event of Default (as defined in the
Guaranty) beyond any applicable cure period shall occur under the Guaranty;

                                    (xvi) Tenant shall fail to renew or
replenish the Security Deposit in accordance with the requirements of Paragraph 36; or

                                    (xvii) Tenant shall fail to cause the
repairs and the environmental remediation described in Exhibit "H" to be promptly commenced and to be completed by the expiration of the time periods provided therein.

                           (b) No notice or cure period shall be required in any
one or more of the following events except as specifically set forth in such clause: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x),
(xi), (xii), (xiii), (xiv), (xv), (xvi) or (xvii) of Paragraph 22(a); (B) an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of

Paragraph 22(a), the applicable cure period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice within any Lease Year. If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed the cure period permitted under the terms of the Mortgage then in effect), provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

                  23. Remedies and Damages Upon Default.

                           (a) If an Event of Default shall have occurred and is
continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                                    (i) Landlord may give Tenant notice of
Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, by summary proceedings or any other legal proceedings. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability to Tenant or any other Person for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                                    (ii) After repossession of the Leased
Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                                    (iii) Landlord may, upon notice to Tenant,
require Tenant to make an irrevocable offer to terminate this Lease upon payment to Landlord of an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the sum of the Fair Market Value of the Leased Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount, (B) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in this Lease. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above and Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

                                    (iv) Landlord may declare by notice to
Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term and (C) Tenant shall have no further rights under Paragraph 35.

                           (b) The following constitute damages to which
Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                                    (i) If Landlord exercises its remedy under
Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                           (c) If Landlord exercises its remedy under Paragraph
23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                           (d) Notwithstanding anything to the contrary herein
contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                           (e) Landlord shall not be required to mitigate any of
its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

                           (f) No termination of this Lease, repossession or
reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

                           (g) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF
LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

                           (h) Upon the occurrence of any Event of Default,
Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

                           (i) No failure of Landlord (i) to insist at any time
upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                           (j) Tenant hereby waives and surrenders, for itself
and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

                           (k) Except as otherwise provided herein, all remedies
are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time, provided, however, that in no event shall Landlord be entitled to collect from Tenant amounts due under Paragraph 23(a)(iii) if Landlord receives from Tenant all amounts under Paragraph 23(a)(iv) or if Landlord receives from Tenant all amounts due under Paragraph 23(a)(iv), Landlord shall not be entitled to collect from Tenant amounts due under Paragraph 23(a)(iii). No remedy shall be exhausted by any exercise thereof.

                  24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable

24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith LLP, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department and any notice given by Landlord to Tenant shall simultaneously be given to Jackson Walker LLP, 901 Main Street, Suite 6000, Dallas, Texas 75202, Attention: Bryan Birkeland, Esq. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

                  25. Estoppel Certificate. At any time upon not less than ten
(10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

                  26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

                  27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

                  28. Books and Records.

                           (a) Tenant shall keep adequate records and books of
account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

                           (b) Tenant shall deliver to Landlord and to Lender
within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by a nationally recognized firm of independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

                           (c) Landlord, Lender and their respective agents,
accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information contained in the books and records of Tenant, (ii) any copies of any books and records of Tenant, and any financial statements of Tenant pursuant to Paragraph 28(b) which are delivered to or received by them and which are conspicuously stamped "CONFIDENTIAL" or sent with a cover letter clearly indicating such status.

The restrictions contained in this Paragraph 28(c) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

                                    (i) Upon the order of any court or
administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

                                    (ii) Upon the request, demand or requirement
of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law);

                                    (iii) That has been publicly disclosed other
than by breach of this Paragraph 28(c) by Lender or Landlord or by any other Person who has agreed with Landlord or Lender to abide by the provisions of this Paragraph 28(c);

                                    (iv) To counsel, accountants or consultants
for Lender or Landlord or counsel, accountants or consultants for such other Person who has agreed to abide by the provisions of this Paragraph 28(c);

                                    (v) By Lender in connection with the
securitization of a Loan to investors therein, the underwriter of securities backed by such Loan and representatives of a nationally recognized statistical rating agency.

                                    (vi) While an Event of Default exists, in
connection with any judicial proceedings;

                                    (vii) Independently developed by Landlord or
Lender to the extent that confidential information provided by Tenant is not used to develop such information;

                                    (viii) To any third party who enters into a
confidentiality agreement with Landlord for the benefit of Tenant;

                                    (ix) In connection with any sale or
financing of the Leased Premises, provided that any recipient of such information who is a prospective purchaser of the Leased Premises (except for a purchaser that purchases all or substantially all of the assets of Landlord's parent company) shall agree to be bound by the terms of Paragraph 28(c);

                                    (x) As otherwise required by Law.

                  29. Determination of Value.

                           (a) Whenever a determination of Fair Market Value is
required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                                    (i) Landlord and Tenant (or Third Party
Purchaser with respect to a determination under clause (D) below) shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date"") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Affected Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to terminate this Lease pursuant to Paragraph 23(a)(iii) or (D) Landlord receives an Option Exercise Notice. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                                    (ii) If the parties shall not have signed
such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them (and given to Landlord by Tenant) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                                    (iii) If such two appraisers shall be unable
to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market

Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                                    (iv) If such two appraisers shall be unable
to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                                    (v) If a third appraiser is selected, Fair
Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                                    (vi) All appraisers selected or appointed
pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration. The Cost of the procedure described in this Paragraph 29(a) above shall be borne by Tenant.

                           (b) If, by virtue of any delay, Fair Market Value is
not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

                           (c) In determining Fair Market Value as defined in
clause (b) of the definition of Fair Market Value, the appraisers shall add (a) the present value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (b) the present value of the Leased Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Tenant has not violated (and will not violate) any of the Covenants.

                  30. Non-Recourse.

                           (a) Anything contained herein to the contrary
notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its members or general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with or manager or advisor of any of the foregoing, or any director, officer, employee or agent of any thereof.

                           (b) Anything contained herein to the contrary
notwithstanding, any claim based on or in respect of any liability of Tenant under this Lease shall be enforced only against the assets, properties and funds of Tenant and not against the assets, properties or funds of any director, officer, shareholder or employee of Tenant.

                  31. Financing. If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for non-material and non-monetary changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

                  32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

                  33. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

                  34. Financial Covenants.

                           (a) Tenant shall, and shall cause each of its
Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Tenant shall, and shall cause its Subsidiaries to qualify and remain qualified as a corporation in each jurisdiction in which failure to receive or retain such qualification would have an adverse effect on the business, operations or financial condition of the enterprise comprised of the Tenant and its Subsidiaries taken as a whole.

                           (b) The Tenant shall not consolidate with or merge
into any other Person unless, immediately following such consolidation or merger the surviving corporation shall have, on a proforma basis, Consolidated Net Worth of not less than the greater of (A) Seventy-five Million Dollars ($75,000,000), or (B) the Tenant's Consolidated Net Worth immediately preceding such consolidation or merger.

                           (c) The Tenant shall not make any substantial change
in the nature of its business.

                           (d) Tenant shall not in a single transaction sell or
convey, transfer, abandon or lease all or substantially all of its assets to any Person. Notwithstanding the foregoing, Tenant shall have the right in a single transaction or a series of related transactions to sell or convey all or substantially all of its assets to a Person if the following conditions are met:

                                    (i) the assignment is otherwise in
accordance with the requirements of Paragraph 21 of the Lease; and

                                    (ii) immediately after such transaction, on
a proforma basis, such Person shall have a Consolidated Net Worth of not less than the greater of (A) the Consolidated Net Worth of Tenant on the date hereof,
(B) the Tenant's Consolidated Net Worth immediately preceding such transaction,
(C) the senior management of such Person shall have not less than seven (7) years experience in the business of Tenant, and (D) this Lease is assigned to such Person;

                  35. Option to Purchase.

                           (a) Landlord does hereby give and grant to Tenant the
option (the "Option") to purchase the entire Leased Premises (i) for the Purchase Price and (ii) on any date (the "Option Purchase Date") (A) within the thirty (30) day period prior to the last day of the one hundred eightieth (180th) calendar month following the Commencement Date (the "First Option") or,
(B) if the First Option is not exercised, within the thirty (30) day period prior to the last day of the two hundred fortieth (240th) calendar month following the Commencement Date (the "Second Option"), in either case if and only if this Lease is then in full force and effect. The Option Purchase Date shall be mutually agreeable to Landlord and Tenant. If Tenant intends to exercise either the First Option or the Second Option, Tenant shall give written notice ("Option Exercise Notice") to Landlord that it is making an irrevocable exercise not later than twelve (12) months prior to the first day of the one hundred eightieth (180th) month following the Commencement Date, if the First Option is not exercised, twelve (12) months prior to the first day of the two hundred fortieth (240th) month following the Commencement Date. Promptly upon receipt of the Option Exercise Notice by Landlord, the parties shall commence to determine Fair Market Value.

                           (b) If Tenant shall exercise the Option to purchase
the Leased Premises, on the later to occur of (i) the Option Purchase Date, but no later than the last day of the one hundred eightieth (180th) calendar month following the Commencement Date with respect to the First Option, or if the Second Option is exercised, no later than the last day of the two hundred fortieth (240th) calendar month following the Commencement Date or (ii) the date when Tenant has paid the Purchase Price and has satisfied all other Monetary Obligations, Landlord shall convey title to the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate the Option. IF THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID OPTION EXERCISE NOTICE WITH RESPECT TO THE FIRST OPTION AND, IF APPLICABLE, THE SECOND OPTION BY THE REQUIRED DATE, TIME BEING OF THE ESSENCE, THE FIRST OPTION OR, IF APPLICABLE, THE SECOND OPTION PROVIDED IN THIS PARAGRAPH 35 AND ANY EXERCISE THEREOF BY TENANT

SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF THE FIRST OPTION AND, IF APPLICABLE, THE SECOND OPTION.

                  36. Security Deposit.

                           (a) Concurrently with the execution of this Lease,
Tenant shall deliver to Landlord a security deposit in the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Security Deposit"). The Security Deposit shall be in the form of an irrevocable Letter of Credit in the amount of $1,400,000.00 (the "$1,400,000 LC") and an irrevocable Letter of Credit in the amount of $100,000.00 (the "$100,000 LC" and, together with the $1,400,000 LC, individually, a "Letter of Credit", and collectively, the "LCs") each issued by a bank reasonably acceptable to Landlord and Lender and in form and substance reasonably acceptable to Landlord and Lender. The Security Deposit shall remain in full force and effect as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein. The LCs shall either provide for automatic renewals or be renewed at least thirty (30) days prior to any expiration thereof. If either Letter of Credit has not been renewed by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the applicable Letter of Credit, in which event the proceeds ("Cash Security Deposit") shall be deposited in an account and held in accordance with all applicable Legal Requirements and subject to the terms of this Lease.

                           (b) Notwithstanding anything to the contrary set
forth herein, so long as no Event of Default has occurred and is then continuing the Security Deposit shall be released to Tenant if and when Tenant shall have achieved a credit rating on its senior unsecured debt of not less than BBB from Standard & Poor's Corporation (the "Release Rating"), provided that if at any time after Tenant achieves a Release Rating, the Tenant's credit rating becomes less than the Release Rating, Tenant shall repost or redeposit with Landlord the Security Deposit in accordance with the provisions of Paragraph 36(a).

                           (c) If at any time an Event of Default shall have
occurred and be continuing beyond the applicable grace period, if any, Landlord shall be entitled, at its sole discretion, to draw on the LCs or to withdraw the Cash Security Deposit and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) prepaid Basic Rent, (iii) any expense incurred by Landlord in curing any default of Tenant, and/or (iv) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of the Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) days and in accordance with the requirements of this Paragraph 36, so that the original amount of the Security Deposit shall be again on deposit with Landlord.

                           (d) If the Security Deposit is held by Landlord at
the expiration of the Term and so long as no Event of Default exists, the LCs or the Cash Security Deposit, as the case may be, shall be returned to Tenant within fifteen (15) days following the expiration of the Term.

                           (e) Landlord shall have the right to designate Lender
or any other holder of a Mortgage as the beneficiary of the LCs or any one Letter of Credit or the Cash Security Deposit during the term of the applicable Loan and in such event Lender shall have all of the rights of Landlord under this Paragraph 36. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided; provided, however, in no event shall such transfer relieve Landlord of its obligations to return the Security Deposit to Tenant.

                           (f) Any Sublease Security Deposit shall be in the
form of cash or an irrevocable letter of credit ("Sublease Security Deposit Letter of Credit") issued by a bank reasonably acceptable to Landlord and Lender made out for the benefit of Lender and in form and substance reasonably acceptable to Landlord and Lender and shall be subject to all of the terms and conditions of this Paragraph 36 except that the Sublease Security Deposit shall remain in full force and effect for so long as a sublease remains in effect for such Related Premises. In addition, Landlord, Lender and subtenant shall enter into a Letter of Credit Agreement in the form of Lender's standard form of Letter of Credit Agreement.

                  37. Substitution and Exchange of Related Premises.

                           (a) So long as no Event of Default then exists and
subject to Landlord's and Lender's written consent, which consent may be withheld for any or no reason, Tenant shall have the right, with respect to any Related Premises that is no longer economic or suitable for Tenant's continued use and occupancy in its business operations (any such Related Premises, an "Obsolete Premises") to convey to Landlord a substitute property the use, square footage, condition and value of which is substantially similar to the use of, and not less than the value of, the Obsolete Premises (the "Exchange Premises") and lease the Exchange Premises back from Landlord subject to the terms and conditions provided in this Paragraph 37 in exchange for the conveyance to Tenant of such Obsolete Premises and the termination of the Lease with respect to such Obsolete Premises (the "Exchange"). In the event that Tenant elects to exercise such right, Tenant shall deliver to Landlord (i) a certificate (the "Exchange Certificate") of Tenant stating that the Obsolete Premises are no longer economic or suitable for Tenant's continued use and occupancy in its business operations, specifying in reasonable detail the reasons therefore, and further certifying that Tenant intends to abandon its operations at the Obsolete Premises, which certificate shall be accompanied by a resolution of the board of directors of Tenant authorizing the delivery of such notice and the Exchange.

                           (b) Tenant acknowledges and agrees that its right to
effect an Exchange is subject to and conditioned upon Landlord's and Lender's written consent, which consent may be withheld for any or no reason, compliance with all requirements of Landlord and any Lender, and that it has received and reviewed the Exchange requirements set forth in that certain Mortgage made by Landlord in favor of Morgan Stanley Dean Witter Mortgage Capital Inc., the Lender which is making the initial Loan.

                           (c) From and after the date of an Exchange (i) the
Exchange Premises shall be a Related Premises, subject in all respects to the terms and conditions of this Lease and the Basic Rent for the Exchange Premises shall be not less than the Basic Rent for the Obsolete Premises and (ii) this Lease shall terminate with respect to the Obsolete Premises, except for Surviving Obligations.

                  38. Miscellaneous.

                           (a) The paragraph headings in this Lease are used
only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                           (b) As used in this Lease, the singular shall include
the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

                           (c) Any act which Landlord is permitted to perform
under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

                           (d) Landlord shall in no event be construed for any
purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

                           (e) This Lease and any documents which may be
executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                           (f) This Lease may be modified, amended, discharged
or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                           (g) The covenants of this Lease shall run with the
land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

                           (h) If any one or more of the provisions contained in
this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                           (i) All exhibits attached hereto are incorporated
herein as if fully set forth.

                           (i) This Lease shall be governed by and construed and
enforced in accordance with the Laws of the State.

                  IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                               LANDLORD:

                               WINDOUGH (DE) LP,
                               a Delaware Limited Partnership

                               By:   DOUGH (DE) QRS 14-77, INC.,
                                      General Partner



                                      By:
                                         ---------------------------------------
                                          Title:  Executive Director


                               TENANT:

                               ATRIUM COMPANIES, INC.,
                               a Delaware corporation



                               By:
                                  ----------------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                       EXHIBIT A


                                 WYLIE PREMISES



Being a tract of land in the DUKE STRICKLAND SURVEY, ABSTRACT NO. 841, City of Wylie, Collin County, Texas, and being all of LOT 1, BLOCK B of PREMIER INDUSTRIAL PARK SOUTH, 1 ST REVISION, an Addition to the City of Wylie, Collin County, Texas by Plat thereof recorded in Volume L, Page 427 of the Map Records of Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found on the south right-of-way line of Hensley Lane (60 foot R.O.W.) for the most northerly northeast corner of Lot 2, Block B, of said addition;

THENCE North 90 degrees 00 minutes 00 seconds East, along the south right-of-way line of Hensley Lane (60 foot R.O.W.), a distance of 709.06 feet to a 1/2 inch iron rod for the beginning of a curve to the right having a central angle of 00 degrees 34 minutes 23 seconds, a radius of 2,000.00 feet and a chord which bears South 89 degrees 42 minutes 49 seconds East a distance of 20.00 feet;

THENCE, southeasterly, along the south right-of-way line of Hensley Lane (60 foot R.O.W.) and said curve to the right, an arc distance of 20.00 feet to a 5/8 inch iron rod set for corner;

THENCE South 00 degrees 00 minutes 00 seconds East, a distance of 924.31 feet to a 5/8 inch iron rod set for corner on the north line of a 12.5163 acre tract of land conveyed to Independent Bank of Wylie by deed recorded in Volume 2639, Page 795, Deed Records, Collin County, Texas;

THENCE North 89 degrees 32 minutes 38 seconds West, along the north line of said
12.5163 acre tract, a distance of 1,157.49 feet to a 60D nail found for an ell corner of a 10.701 acre tract of land conveyed to John B. Robinson by deed recorded in Volume 1580, Page 861, Deed Records, Collin County, Texas, and being the Northwest corner of said 12.5163 acre tract;

THENCE North 03 degrees 28 minutes 33 seconds East, along the East line of said
10.701 acre tract, a distance of 462.16 feet to a 1/2 inch iron rod found for the most westerly southwest corner of said Lot 2;

THENCE South 51 degrees 51 minutes 48 seconds East, along a Southwest line of said Lot 2, a distance of 190.50 feet to a 1/2 inch iron rod set for corner;

THENCE South 39 degrees 27 minutes 13 seconds East, along a southwest line of said Lot 2, a distance of 256.00 feet to a 1/2 inch iron rod set for corner;

THENCE North 90 degrees 00 minutes 00 seconds East, along the south line of said Lot 2, a distance of 162.87 feet to a 1/2 inch iron rod set for the Southeast corner of said Lot 2;

THENCE North 00 degrees 00 minutes 00 seconds West, along an east line of said Lot 2, a distance of 566.70 feet to a 1/2 inch iron rod set for the most easterly northeast corner of said Lot 2;

THENCE South 90 degrees 00 minutes 00 seconds West, along a north line of said Lot 2, a distance of 75.00 feet to a 1/2 inch iron rod found for a re-entrant corner of said Lot 2;

THENCE North 00 degrees 00 minutes 00 seconds West, along an east line of said Lot 2, a distance of 202.50 feet to the POINT OF BEGINNING and containing 749,492 square feet or 17.206 acres of land, more or less.

                               LEXINGTON PREMISES

BEING KNOWN AND DESIGNATED as Tract 1 as shown on plat of Welcome Business Center, Phase One, recorded in Plat Book 24, Page 30 in the Office of the Register of Deeds of Davidson County, North Carolina, reference to which is hereby made for a more particular description.

Tax Map 13-023-0-000-0042-A.

TOGETHER WITH those rights set forth in that certain Private Road Crossing Agreement recorded in Book 665, Page 95 and re-recorded in Book 672, Page 155, Davidson County Registry; amended by instrument recorded in Book 683, Page 412, Davidson County Registry; and assigned by instruments recorded in Book 683, Page 413 and Book 901, Page 1326, Davidson County Registry.

                              MURRYSVILLE PREMISES


FIRST DESCRIBED:

ALL that certain lot or piece of ground situate in the Municipality of Murrysville (formerly Franklin Township), County of Westmoreland and Commonwealth of Pennsylvania, being bounded and described as follows:

BEGINNING at the point of intersection of the Southerly line of the Turtle Creek Valley Branch of the Penn Central Railroad with the center line of Second Street as shown in Grace L. Driggers Plan of Lots of record in the Recorder's Office of Westmoreland County in Plan Book Volume 6, page 269; thence along the Southerly line of Penn-Central's property Southwestwardly by the arc of a circle curving to the left with a radius of 1408.80 feet, an arc distance of 448.86 feet to a point still on the Southerly line of Penn-Central's property; thence along said property line, South 57' 18' West, 423.60 feet to an iron pin on line now or formerly of M. J. Duquette; thence along said line, South 5 1' 13' 35" East,
571.29 feet to a point in the road commonly called Meadowbrook Road; thence by same, along a curve having a radius of 515.33 feet and bearing to the right in an Easterly direction for an arc distance of 243.39 feet to a point still in the road; thence North 80' 45' East, 195.00 to a point of intersection of the center line of Second Street with Meadowbrook Road; thence North 81' 45' East, 20.00 feet to a point still in Meadowbrook Road; thence North 08' 15' West, 241 feet to a point; thence North 81' 45 East, 200.00 feet to a point; thence South 08' 15' East, 239.67 feet to a point along Northerly line of Meadowbrook Road; thence along said Northerly line, North 84' 06' East, 100. 10 feet to a point of intersection of the Westerly line of Third Street, of the abovementioned plan; thence along the Westerly line of Third Street,-North 08' 15' West, 642.42 feet to a point of intersection of the Southerly line of Railroad Avenue of the aforementioned plan; thence along this Southerly line of Railroad Avenue, South 77' 45' West, 300.73 feet to a point; thence North 43' 05' 20" West, 31.24 feet to a point, the place of beginning.

BEING designated as Tax Map Parcels Nos. 49-13-00-0-048, 49-14-05-0-018 and 49-14-05-0-078 in the Tax Assessment Office of Westmoreland County, Pennsylvania.

SECOND DESCRIBED:

ALL that certain lot or piece of ground situate in the Municipality of Murrysville, County of Westmoreland and Commonwealth of Pennsylvania, being more fully described as follows:

BEGINNING at the most Northeasterly point of Railroad Avenue 24.00 feet wide, said point being common to the Southerly line of the Turtle Creek Valley Branch of the Penn-Central Railroad Company and the line dividing lands now or formerly of Germain Smithbower and lands formerly of Barney C. Guttman et. al., now of National Aluminum Corporation; thence from said point of beginning by the line dividing lands now or formerly of said Turtle Creek Valley Branch of the Penn-Central Railroad Company and lands formerly of Barney C. Guttman et. Al., now of National Aluminum Corporation, North 77' 45' 00" East, a distance of
35.09 feet to a point on the line dividing lands formerly of Barney c. Guttman et. al., now of National Aluminum Corporation, and lands now or formerly of Cecilia Kinast and Patty Kinast; thence by said dividing line the following three (3) courses and distances: (1) South 08' 15' 00" East, a distance of
159.35 feet to a point of curvature; (2) in a Southeasterly direction by a curve bearing to the left having a radius of 40.00 feet through an arc distance of
62.83 feet to a point or tangency; (3) North 8 1' 45' 00" East a distance of
48.02 feet to a point on the Westerly terminus of Haney Road, 40.00 feet wide; thence by the Westerly terminus of Haney Road, South 08' 12'

00" East, a distance of 20.00 feet to a point common to lands now the line dividing lands now or formerly of Paul M. Thomas and lands formerly of Barney C. Guttman et. al., now of National Aluminum Corporation, South 8 1 ' 45' 00" West, a distance of 123.00 feet to a point common to the Easterly line of Lot No. 4 in the Grace L. Driggers Plan of Lots as recorded in the Recorder of Deeds Office of Westmoreland County, Pennsylvania, in Plan Book Volume 6, page 269; thence by the line dividing said Lot No. 4, being lands now or formerly of Germain Smithbower, and lands formerly of Barney C. Guttman et. al, now of National Aluminum Corporation, and by the Easterly terminus of Railroad Avenue, North 08' 15' 00" West, a distance of 216.90 feet to a point common to the Southerly line of the Turtle Creek Valley Branch of the Penn-Central Railroad Company at the point of beginning.

BEING designated as Tax Map Parcel No. 49-14-05-0-025 in the Tax Assessment Office of Westmoreland County, Pennsylvania.

BEING the same property which was conveyed by Central Westmoreland Development Corporation to Thermal Industries, Inc. by deed dated May 13, 1999 and recorded in Deed Book Volume 3670, page 116.

                                                                       EXHIBIT B


                             MACHINERY AND EQUIPMENT



All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, overhead cranes, machinery, office, manufacturing and warehouse equipment which are necessary to the operation of Tenant's business in the Improvements.

                                                                       EXHIBIT C


                             PERMITTED ENCUMBRANCES



A.   WYLIE PREMISES:

1. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities, (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans; or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government; or (c) to filled-in lands, or artificial islands; or (d) to statutory water rights, including riparian rights; or (e) to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

2. Standby fees, taxes and assessments by any taxing authority for the year 2001, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

3.   Rights of parties in possession.

4.   Any discrepancies shortages in area.

5. Homestead or community property or survivorship rights, if any, of any spouse of any insured.

6. The following matters and all terms of the documents creating or offering evidence of the matters:

     a. Easement for watershed granted to Collin County Soil Conservation District of Collin County, Texas, by R. L. Vandaveer and wife, Martha Hale Vandaveer, by instrument dated September 28, 1956, filed October 10, 1956, recorded in Volume 522, Page 471 of the Deed Records of Collin County, Texas.

     b. Easement for utilities granted to the City of Wylie, by Jack Harvard and Jerry Hoagland, Trustees, by instrument dated May 24, 1989, filed July 11, 1989, recorded in Volume 3088, Page 640 of the Deed Records of Collin County, Texas.

     c. An easement 20 feet wide along the south and southwest property line for the use of public utilities as shown by the plat recorded in Volume/Cabinet L, Page 427 of the Map or Plat Records of Collin County, Texas.

     d. Building line 20 feet from front lot line as shown by the Plat recorded in Volume/Cabinet L, Page 427 of the Map or Plat Records of Collin County, Texas.

     e. Any portion of subject property lying within the right-of-way of any road, public or private.

7.   Visible and apparent easements over and across subject property.

B.   LEXINGTON PREMISES:

1.   The lien of all taxes for the year of 2001 and thereafter

2.   Rights of parties in possession.

3.   Rights of others in and to common areas.

4. Terms, conditions and reservations set forth in that certain Declaration With Respect To Covenants And Restrictions Affecting Welcome Business Center (deleting there from any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin), dated April 29, 1994, recorded in Book 901, Page 1290, Davidson County Registry.

5. Recorded Plat of Welcome Business Center (Phase One) recorded in Plat Book 24, Page 30, and as shown on survey prepared by Kent J. Franklin for Bock & Clark's National Surveyors Network dated November 5, 2001, last revised November 27, 2001, National Project No. 20010743-1, shows the following:

               a)   20 foot private drainage easement crossing subject property;

               b) Winston-Salem Southbound Railroad right of way abutting northerly recorded line of title.

6. Easement(s) to American Telephone and Telegraph Company of North Carolina recorded in Book 108, Page 479, Davidson County Registry, as assigned to Southern Bell Telephone and Telegraph Company by instrument recorded in Book 534, Page 382, Davidson County Registry.

7. Easement to Southern Public Utilities Company recorded in Book 113, Page 325, Davidson County Registry.

8. General Permits granted to Lexington Telephone Company recorded in Book 306, Page 507 and Book 426, Page 205, Davidson County Registry.

9. Terms and conditions and rights of others as set forth in that certain Private Road Crossing Agreement dated April 3, 1987, by and between Winston-Salem Southbound Railroad Company and Welcome Centre, Inc., recorded in Book 665, Page 95 and re-recorded in Book 672, Page 155, Davidson County Registry; amended by Amendment to Private Road Crossing Agreement dated March 22, 1988, recorded in Book 683, Page 412, Davidson County Registry; as assigned by Assignment of Interest in Agreement dated March 24, 1988, recorded in Book 683, Page 413, Davidson County Registry; further assigned by Assignment of Interest in Agreement dated April 28, 1994, recorded in Book 901, Page 1326, Davidson County Registry.

10. Terms and Conditions of that certain Statement of Dedication of Streets and Roads for Public Use, Davidson County, North Carolina, dated May 2, 1994, recorded in Book 901, Page 1273, Davidson County Registry.

11. Rights of the railroad company servicing the railroad siding located on insured premises in and to the ties, rails and other properties constituting said railroad siding or in and to the use thereof and also rights of others thereto entitled in and to the use thereof.

C.   MURRYSVILLE PREMISES:

1. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities, (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans; or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government; or (c) to filled-in lands, or artificial islands; or (d) to statutory water rights, including riparian rights; or (e) to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

2. Standby fees, taxes and assessments by any taxing authority for the year 2001, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

3.   Rights of parties in possession.

4. All coal and mining rights and all rights relating thereto. All conveyancing documents may contain the following terms:

         NOTICE THE UNDERSIGNED, AS EVIDENCED BY THE SIGNATURE(SO TO
THIS NOTICE AND THE ACCEPTANCE AND RECORDING OF THIS MORTGAGE, *IS, ARE) FULLY COGNIZANT OF THE FACT THAT THE UNDERSIGNED MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE, AS TO THE PROPERTY HEREIN CONVEYED, RESULTING FROM COAL MINING OPERATIONS AND THAT THE PURCHASED PROPERTY, HEREIN CONVEYED MAY NOT BE PROTECTED FROM DAMAGE DUE TO MINE SUBSIDENCE BY A PRIVATE CONTRACT WITH THE OWNERS OF THE ECONOMIC INTEREST IN THE COAL. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE BITUMINOUS MINE SUBSIDENCE AND LAND CONSERVATION ACT OF 1966.

         NOTICE - THIS DOCUMENT MAY NOT/DOES NOT SELL, CONVEY,
TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE/HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND, THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. (This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any).

5.   The following rights of way granted to:

          a. The Peoples Natural Gas Company by instrument from A. C. McCutcheon, dated November 22, 1905 and recorded in Deed Book Volume 416, page 549.

          b. The Peoples Natural Gas Company by instrument from A. C. McCutcheon, dated January 19, 1917 and recorded in Deed Book Volume 604, page 361.

          c. New York State Natural Gas Company by instrument from Annie Haney et.al., dated March 24, 1944 and recorded in Deed Book Volume 1159, page 309.

          d. Municipality of Murrysville by instrument from Thermal Industries, Inc., dated October 27, 1994 and recorded in Deed Book Volume 3315, page 321.

6. Right of way, 20 feet wide, as reserved in deed from Metro Popovich et ux. to M & G Enterprises, Inc., dated September 18, 1963 and recorded in Deed Book Volume 1868, page 201, and as shown on survey made by Joseph P. Yakelis, R.P.L.S., of Bock & Clark's National Surveyors Network, dated November 1, 2001, last revised November 26, 2001, Network Project No. 20010743-2.

7. Agreement pertaining to ownership and maintenance of a sewer line between Barney C. Guttman et al and Franklin Township Municipal Authority, dated March 31, 1973 and recorded in Deed Book Volume 2124, page 413.

8. Private rights of others in and to the road known as Railroad Avenue as shown on Grace L. Driggers Plan of Lots as recorded in Plan Book Volume 6, page 269; and on Grace L. Driggers No. I -A Plan of Lots as recorded in Plan Book Volume 87, page 127, and as shown on survey made by Joseph P. Yakelis, R.P.L.S., of Bock & Clark's National Surveyors Network, dated November 1, 2001, last revised November 26, 2001, Network Project No. 20010743-2.

9. Twenty foot drainage easement as shown on the Grace L. Drigger Plan No. I-A recorded in Plan Book Volume 87, page 127, and as shown on survey made by Joseph P. Yakelis, R.P.L.S., of Bock & Clark's National Surveyors Network, dated November 1, 2001, last revised November 26, 2001, Network Project No. 20010743-2.

10. Rights of others in and to use of Trafford Road, also know as Township Route 909, also known as Meadowbrook Road, as a right of way to Franklin Township for said road is referred to in deed from Penn Properties Co. to F & B Woodenware Co. dated September 14, 1954 and recorded in Deed Book Volume 1523, page 169.

11. Right of Way of the Pennsylvania Railroad Turtle Creek Valley Railroad Branch traversing premises as set forth in deed dated April 1, 1888 and recorded in Deed Book Volume 159, page 237.

12. Drainage easements and easements in cuts and fills of slopes along the right of way of Turtle Creek Branch of the Penn-Central Railroad.

13. The following matter as shown on survey made by Joseph P. Yakelis, R.P.L.S., of Bock & Clark's National Surveyors Network, dated November 1, 2001, last revised November 26, 2001, Network Project No. 20010743-2:

          a)   Fifty foot building line along Meadowbrook Road.

          b)   Fifteen foot building line along the Western property line.

          c) Encroachment of gravel area onto adjacent property now or formerly of Mary Duquette by 7.6 feet at the widest point.

          d) Encroachment of asphalt road onto adjacent property now or formerly of Thomas Paul by 9.8 feet at the widest point.

          e) Encroachment of asphalt road onto adjacent property now or formerly of Cecilia Kinast by 5.9 feet at the widest point.

          f) Encroachment of asphalt road onto adjacent property now or formerly of Joyce Curry, property .now or formerly of Penn-Central Railroad Company and Railroad Avenue.

          g)   Utility poles and overhead utility lines.

          h)   Encroachment of chain link fence and guard rail into Railroad

                                                                       EXHIBIT D


                               BASIC RENT PAYMENTS


         1. Basic Rent. (a) Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent Payable in respect of the Term shall be $2,690,246.52 per annum, payable monthly in advance on each Basic Rent Payment Date, in equal installments of $224,187.21 each.

         2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the two (2) year period immediately preceding such adjustment.

         3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until December 1, 2003 (the "First Adjustment Date"). As of December 1, 2003 and thereafter on the second (2nd), fourth (4th), sixth (6th), eighth (8th), tenth (10th), twelfth (12th), fourteenth (14th), sixteenth (16th) of the First Adjustment Date and, if the Term is extended, on each second (2nd) anniversary of the First Adjustment Date thereafter, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent two (2) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

         4. Method of Adjustment for CPI Adjustment.

                  (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) the product of such multiplication or 5% of the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date; provided, however, that if for any two (2) year period the percentage increase in the CPI is less than 5% the difference between 5%, and the actual percentage increase shall be carried forward for purposes of calculating subsequent Basic Rent increases. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing two (2) year period.

                  (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                  (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the basic Rent Adjustment Date in question.

                                                                       EXHIBIT E


                                   GUARANTORS



1.       Atrium Door and Window Company - West Coast

2.       Atrium Door and Window Company of the Northeast

3.       Atrium Door and Window Company of New York

4.       Atrium Door and Window Company of Arizona

5.       Atrium Door and Window Company of New England, Inc.

6.       Door Holdings, Inc.

7.       R.G. Darby Company, Inc.

8.       Total Trim, Inc.

9.       Wing Industries Holdings, Inc.

10.      Wing Industries, Inc.

11.      H.I.G. Vinyl, Inc.

12.      Heat, Inc.

13.      Thermal Industries, Inc.

14.      Best Built, Inc.

15.      Champagne Industries, Inc.

16.      Total Trim, Inc.-South

17.      R.G. Darby Company-South

18.      VES, Inc.

                                                                       EXHIBIT F


                                ACQUISITION COST



                   WYLIE PREMISES            $8,375,000
                                             ----------

                   LEXINGTON PREMISES        $13,350,000
                                             -----------

                   MURRYSVILLE PREMISES      $3,613,350
                                             ----------

                                                                       EXHIBIT G


                       PERCENTAGE ALLOCATION OF BASIC RENT



                   WYLIE PREMISES                        31.66%

                   LEXINGTON PREMISES                    51.45%

                   MURRYSVILLE PREMISES                  16.89%

                                                                       EXHIBIT H

                        TENANT'S POST-CLOSING REPAIR AND
                      ENVIRONMENTAL REMEDIATION OBLIGATIONS


                  Tenant shall conduct the following actions in accordance with applicable Legal Requirements within the time period specified and shall reimburse Landlord for all of Landlord's reasonable costs, including reasonable attorney's fees, incurred by Landlord in reviewing Tenant's progress in completing the activities listed below. Within ten (10) days of the date on which Tenant is to complete an activity listed below, Tenant shall provide Landlord with written notification, informing Landlord whether the activity has been completed. Tenant's failure to timely comply with any of the obligations hereunder shall constitute an Event of Default.

ISSUE                                                                       COMPLETION DATE
-----                                                                       ---------------

MURRYSVILLE PREMISES

1.     Asphalt Resurfacing and Overlay                                        May 1, 2002


2.     Concrete Repair/Replacement                                            May 1, 2002


3.     Catch Basin Grate Replacement                                          May 1, 2002


4.     Guard Rail Installation                                                May 1, 2002


5.     Masonry Repair                                                         May 1, 2002


6.     Exterior Painting and Outbuilding Repair                               May 1, 2002


7.     An O&M Plan satisfactory to Lender                                     December 31, 2001


WYLIE PREMISES

1.       Fire Extinguishers:                                                  May 1, 2002

         Inspect and make necessary repairs.

2.       Backfilling of areas of eroded soil and installation of              May 1, 2002
splashblocks at the base of the downspouts in order to direct stormwater discharge away from building perimeter.

3.       Environmental Remediation:                                           January 15, 2002

         (a) Drums containing hydraulic fluid must be placed within secondary containment and hydraulic equipment associated with trash compactor must be inspected and repaired.

         (b) All released hydraulic fluid and contaminated sand must be disposed.

         (c) All "housekeeping" issues with regards to chemical storage need to be resolved.

         (d) The unidentified substance which was leaking from thermal oxidizer must be identified and the equipment must be inspected and repaired.

LEXINGTON PREMISES

1.       Repair of the top CMU wall at the concrete ramp.                     May 1, 2002


REPORTING:

Written notification by Tenant to Landlord required herein shall be addressed to:

Jessica B. Simon
Asset Management Associate
W.P. Carey & Co. LLC
50 Rockefeller Plaza
New York, NY 10020
Telephone: 212-492-8962
Fax:       212-977-3022



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